UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	February 23, 2005
(February 22, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Item 2.02    Results of Operations and Financial Condition

On February 22, 2005, PNM Resources, Inc. (the "Company") issued a press release announcing its unaudited results of operations for the three and twelve months ended December 31, 2004.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company's press release and other communications from time to time may include certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, accounting or regulatory changes, the restructuring of selected operations, certain merger activities and other similar events.  The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations.  Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.  The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

In accordance with general instruction B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

EXHIBIT INDEX

Exhibit Number Description

99.1     Press Release dated February 22, 2005 and PNM Resources, Inc. and Subsidiaries Consolidated Statements of Earnings for the three and twelve months ended December 31, 2004 and 2003.

EXHIBIT 99.1

PNM Resources Achieves High-End Earnings Guidance for 2004
Margin Growth, Cost Control, Refinanced Debt Lift Earnings

2004 Year-End Highlights

  2004 GAAP (generally accepted accounting principles) net earnings of $87.7 million, or $1.43 per diluted share. There were no one-time gains or charges for the year.
  Ongoing earnings per diluted share (not including one-time gains or charges) increased 10.0 percent to $1.43, up from $1.30 in 2003.
  Total operating revenues increased 10.2 percent to $1.6 billion.
  Electric load growth remained strong in 2004, with load increasing 3.3 percent.
  Results of the previous year's refinancing and the natural gas delivery rate increase contributed to higher earnings per share.
  Record San Juan Generating Station performance and strong coal production and quality produced record-low coal costs.

4th Quarter Highlights

  GAAP reported earnings of $0.30 per diluted share for the final three months of 2004. There were no one-time gains or charges for the quarter.
  Ongoing earnings of $0.30 per diluted share in the latest quarter, up
  36.4 percent from $0.22 per diluted share over the same period in 2003.
  The natural gas delivery rate increase and continued customer growth significantly boosted gas margin.
  Retail gas and electric growth were significant factors in the company's consolidated gross margin, which increased 8.4 percent, or by $13.1 million, this quarter compared to the same period last year.

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported ongoing diluted earnings per share for 2004 increased 10.0 percent to $1.43, from $1.30 in 2003.  GAAP net earnings in 2004 equaled ongoing earnings because there were no one-time gains or charges.

EXHIBIT 99.1 (Continued)

In 2003, the company had GAAP net earnings of $1.58 after including one-time gains and charges that added $0.28 per diluted share.

"Our strong earnings in 2004 were a result of solid electric and gas load growth, our debt refinancing efforts and the natural gas rate increase, which went into full effect in April," said Jeff Sterba, PNM Resources chairman, president and CEO. "In addition, we saw a drop in fuel costs because of improved coal production and improved operations at the San Juan Generating Station."

PNM Resources' strong financial year was reflected in the price per share of its common stock, which rose 35.0 percent in 2004. The price per share for PNM Resources common stock closed 2003 at $18.73 - adjusted for the 3-for-2 stock split - and rose to $25.29 to end 2004.

Reconciliation of GAAP reported to ongoing earnings per share year ending 2004

Three months

12 months

Q4 2004

Q4 2003

12/31/04

12/31/03

GAAP Reported EPS

	$0.30	$0.22	$1.43	$1.58
One-time charges	---	---	---	0.34[1]
One-time gains	---	---	---	(0.62) [2]
Ongoing earnings	$0.30	$0.22	$1.43	$1.30
Average diluted shares (000s)	61,455	61,100	61,340	60,205

Fourth quarter performance summary

Ongoing earnings per diluted share for the final three months of 2004 grew 36.4 percent to $0.30 per diluted share in the latest quarter, up from $0.22 per diluted share over the same period in 2003.

Compared to the final three months of the previous year, fourth quarter 2004 earnings improved because of increased natural gas consumption, solid retail electric load growth and the natural gas rate increase. Higher earnings also resulted from record-breaking generation at San Juan Generating Station and lower fuel costs.

1Refinanced debt; transition costs write-off; cumulative effect of changing the pension valuation measurement.
2Cumulative effect of change in accounting principle (SFAS-143).

EXHIBIT 99.1 (Continued)

The underground mine operation near the San Juan plant produced record production, record coal quality and record-low coal costs. The mine set numerous single-day production records in December.

Consolidated gross margin (operating revenues less cost of energy) was $13.1 million higher than in the fourth quarter of 2003, primarily because of a $10.2 million increase in gas margin.  The increase in gas delivery rates contributed $5.3 million more in 2004.

Retail electric load growth increased 2.1 percent in the final three months of 2004, compared to the same period in 2003.

2004 full-year performance summary

 Ongoing diluted earnings per share grew 10.0 percent for 2004 to $1.43 from $1.30 in 2003. Earnings were influenced by a 3.3 percent jump in retail electric load growth, results of the previous year's refinancing efforts and the gas delivery rate increase, which went into full effect in April 2004. Electric load growth, combined with strong coal performance, more than compensated for the $17 million electric rate reduction.

The increase in ongoing diluted earnings per share was offset in part by unscheduled spring outages and an extended fall outage at the Palo Verde Nuclear Generating Station. The outages resulted in increased costs for purchased power and operating expenses. However, strong cost-control efforts by employees helped mitigate those increases.

GAAP net earnings for 2004 were reduced to $1.43 per diluted share from $1.58 per diluted share the previous year because of one-time gains and charges that increased earnings $0.28 per diluted share in 2003. There were no one-time gains or charges in 2004.

Consolidated gross margin for 2004 increased $6.5 million, or 1.0 percent, to $659.5 million, compared to $653.0 million in 2003.

Other recent significant developments affecting PNM Resources include:

  On February 3, PNM Resources and several Texas parties filed an unopposed agreement with the Public Utility Commission of Texas regarding the proposed acquisition of Fort Worth-based TNP Enterprises.
  On December 30, PNM Resources became a registered holding company under the federal Public Utility Holding Company Act.
  On December 7, the PNM Resources Board of Directors approved a 15.6 percent increase in its common stock dividend for an indicated annual rate of $0.74 per share.
  On November 12, PNM Resources announced it has agreed to purchase a one-third interest in a partially constructed, combined-cycle, natural gas-fired power plant in southern New Mexico. The 570-megawatt Luna Energy Facility is expected to be operational by summer 2006. The company believes the facility will be 3 percent accretive to earnings and cash flow in the first full year of operation.

EXHIBIT 99.1 (Continued)

Earnings guidance for 2005
Based on its financial and operating forecasts for 2005, PNM Resources today reaffirmed earnings guidance for the year. The company expects 2005 ongoing earnings will be between $1.40 and $1.55 per diluted share.

Sterba said a priority in 2005 is integrating TNP Enterprises into PNM Resources.

"We are building solid plans to combine PNM Resources and TNP," Sterba said. "TNP complements our strengths and we will continue to look for similar opportunities that allow us to grow in a very measured and deliberate fashion."

Earnings teleconference scheduled
The company has scheduled a teleconference for 9 a.m. Eastern Time on Wednesday, February 23, 2005, to discuss 2004 earnings and other issues of interest to shareholders and investors. The public is invited to listen to the teleconference by calling 1-800-295-3991 and entering participant pass code 58406902 after 8:45 a.m. ET. A web cast of the teleconference and accompanying slide presentation can be accessed through the following link: http://www.pnm.com/invest/docs/2005/0222_earnings.pdf

Background
PNM Resources is an energy holding company based in Albuquerque, N.M. PNM, the principal subsidiary of PNM Resources, serves about 471,000 natural gas customers and 413,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to the Company and with respect to the proposed acquisition of TNP Enterprises, Inc., are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include risks and uncertainties relating to the receipt of regulatory approvals of the proposed acquisition of TNP Enterprises, Inc., the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed acquisition, interest rates, weather, water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$ 249,263	$ 254,317	$ 1,113,046	$ 1,097,075
Gas	160,631	106,995	490,921	358,267
Other	268	174	825	311
Total operating revenues	410,162	361,486	1,604,792	1,455,653

Operating Expenses:
Cost of energy sold	241,447	205,881	945,309	802,670
Administrative and general	47,609	45,465	168,095	158,706
Energy production costs	38,176	36,758	146,153	140,584
Depreciation and amortization	27,851	29,165	102,221	115,649
Transmission and distribution costs	15,050	13,567	59,447	60,070
Taxes, other than income taxes	8,683	9,365	34,607	31,310
Income taxes	6,461	1,914	36,062	28,072
Total operating expenses	385,277	342,115	1,491,894	1,337,061
Operating income	24,885	19,371	112,898	118,592

Other Income and Deductions:
Other income	15,109	13,299	48,070	52,705
Other deductions	(3,928)	(5,460)	(8,150)	(46,153)
Income tax (expense) benefit	(4,081)	(285)	(13,185)	183
Net other income and deductions	7,100	7,554	26,735	6,735
Income before interest charges	31,985	26,925	139,633	125,327

Interest Charges:
Interest on long-term debt	11,601	11,490	46,702	59,429
Other interest charges	1,610	1,649	4,673	6,760
Net interest charges	13,211	13,139	51,375	66,189

Preferred Stock Dividend Requirements of
Subsidiary	132	146	572	586

Net Earnings Before Cumulative Effect of a
Change in Accounting Principles	18,642	13,640	87,686	58,552

Cumulative Effect of a Change in Accounting
Principles Net of Tax of $23,999	-	-	-	36,621

Net Earnings	$ 18,642	$ 13,640	$ 87,686	$ 95,173

Net Earnings per Common Share:

Basic	$ 0.31	$ 0.23	$ 1.45	$ 1.60

Diluted	$ 0.30	$ 0.22	$ 1.43	$ 1.58

Dividends Paid per Share of Common Stock	$ 0.16	$ 0.16	$ 0.63	$ 0.61

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows electric revenues by customer class and average customers:

Electric Retail Revenues

	Three Months Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Residential	$ 50,382	$ 47,575	$ 2,807
Commercial	60,633	60,868	(235)
Industrial	15,681	15,597	84
Other	4,736	4,929	(193)
	$ 131,432	$128,969	$ 2,463

	Twelve Months Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Residential	$ 206,950	$ 203,710	$ 3,240
Commercial	251,092	252,876	(1,784)
Industrial	61,905	64,549	(2,644)
Other	20,138	19,876	262
	$ 540,085	$ 541,011	$ (926)

Average customers	406,968	396,303	10,665

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows electric sales by customer class:

Electric Retail Sales

	Three Months Ended
	December 31,
	2004	2003	Variance
	(Megawatt hours)
Residential	610,912	577,591	33,321
Commercial	831,056	832,661	(1,605)
Industrial	324,069	317,314	6,755
Other	59,697	57,643	2,054
	1,825,734	1,785,209	40,525
	Twelve Months Ended
	December 31,
	2004	2003	Variance
	(Megawatt hours)
Residential	2,509,449	2,405,488	103,961
Commercial	3,450,503	3,379,147	71,356
Industrial	1,283,769	1,292,711	(8,942)
Other	253,393	247,255	6,138
	7,497,114	7,324,601	172,513

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows gas revenues by customer and average customers:

Gas Revenues

	Three Months Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Residential	$108,202	$ 70,944	$37,258
Commercial	32,581	21,682	10,899
Industrial	1,312	964	348
Transportation*	3,681	3,567	114
Other	14,855	9,838	5,017
	$160,631	$106,995	$53,636

	Twelve Months Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Residential	$292,163	$226,799	$65,364
Commercial	92,128	72,269	19,859
Industrial	2,889	2,820	69
Transportation*	15,274	18,906	(3,632)
Other	88,467	37,473	50,994
	$490,921	$358,267	$132,654

Average customers	461,399	452,328	9,071

*Customer-owned gas.

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows gas throughput by customer class:

Gas Throughput

	Three Months Ended
	December 31,
	2004	2003	Variance
	(Thousands of decatherms)
Residential	11,013	9,347	1,666
Commercial	4,047	3,529	518
Industrial	180	167	13
Transportation*	7,567	8,053	(486)
Other	2,170	1,586	584
	24,977	22,682	2,295
	Twelve Months Ended
	December 31,
	2004	2003	Variance
	(Thousands of decatherms)
Residential	30,618	27,416	3,202
Commercial	11,639	10,810	829
Industrial	413	485	(72)
Transportation*	43,208	50,756	(7,548)
Other	13,871	5,510	8,361
	99,749	94,977	4,772

*Customer-owned gas.

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows revenues by customer class:

Wholesale Revenues

	Three Months Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Long-term contracts	$39,601	$34,765	$4,836
Forward sales*	13,748	42,809	(29,061)
Short-term sales	59,480	57,594	1,886
Intersegment sales	-	1,535	(1,535)
	$112,829	$136,703	$(23,874)
	Twelve Months Ended
	December 31,
	2004	2003	Variance
	(In thousands)
Long-term contracts	$ 158,085	$135,674	$ 22,411
Forward sales*	158,987	166,498	(7,511)
Short-term sales	271,171	249,453	21,718
Intersegment sales	-	1,535	(1,535)
	$ 588,243	$553,160	$ 35,083

*Includes mark-to-market gains/(losses).

Note:  For comparative purposes, wholesale revenues for the year ended December 31, 2004 and 2003 have not been reclassified to a net margin basis in accordance with GAAP.  The impact would be to reduce 2004 and 2003 forward sales revenue by  $33.6 million and $15.0 million, respectively.

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows sales by customer class:

Wholesale Sales

	Three Months Ended
	December 31,
	2004	2003	Variance
	(Megawatt hours)
Long-term contracts	726,980	686,026	40,954
Forward sales	204,682	1,016,945	(812,263)
Short-term sales	1,290,571	1,448,104	(157,533)
	2,222,233	3,151,075	(928,842)

	Twelve Months Ended
	December 31,
	2004	2003	Variance
	(Megawatt hours)
Long-term contracts	2,943,372	2,469,707	473,665
Forward sales	2,999,226	3,597,325	(598,099)
Short-term sales	6,057,946	5,834,972	222,974
	12,000,544	11,902,004	98,540

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: February 23, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)